Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 12, 2006, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-134094) and related Prospectus of The Go Daddy Group, Inc. for the registration of shares of its Class A common stock.
/s/ Ernst & Young LLP
Phoenix, Arizona
July 13, 2006